UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 13, 2017

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado (Address of principal executive offices)	80120 (Zip Code)

(406) 373-8700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 13, 2017, Stillwater Mining Company (the “Company”) announced that it had posted a Canadian National Instrument 43-101 compliant Technical Report for the Mining Operations at Stillwater Mining Company – Stillwater Mine and East Boulder Mine as of 31 December 2016 (the “Report”) to the Company’s website at www.stillwatermining.com.

The information furnished under this Item 7.01, including the Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Note to U.S. Investors Regarding Resource Estimates: The Company’s technical disclosure uses terms such as “inferred mineral resources” which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum. The disclosure standards in the U.S. Securities and Exchange Commission’s (SEC) Industry Guide 7 normally do not recognize information concerning these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in the Report may not be comparable with information presented by companies using only U.S. standards in their public disclosure.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary